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                                                                    Exhibit 10.5

                              PUC DOCKET NO. 21665
                          SOAH DOCKET NO. 473-99-2747

APPLICATION OF RELIANT ENERGY,(S)       PUBLIC UTILITY COMMISSION
INCORPORATED FOR FINANCING    (S)
ORDER TO SECURITIZE           (S)
REGULATORY ASSETS AND OTHER   (S)                OF TEXAS
QUALIFIED COSTS               (S)


                                     ORDER

        On September 19, 2001, the Public Utility Commission of Texas convened a properly noticed open meeting for the purpose of considering Reliant Energy, Incorporated's emergency request for extension of time which was filed on September 13, 2001. Therein, Reliant requested that the Commission grant an extension of the deadline for issuing transition bonds contained in the Financing Order due to the extraordinary disruption of the financial markets resulting from the September 11 terrorist attack on the World Trade Center in New York. After considering the arguments set forth by Reliant and the terms of the Financing Order, the Commission finds that it is not necessary to grant the extension requested by Reliant.

        Ordering Paragraph No. 39 of the Financing Order gives Reliant the continuing irrevocable right to cause the issuance of transition bonds for a period of 15 months following the date on which the Financing Order becomes final and no longer appealable. The Commission finds that the Financing Order was premised on the proper functioning of the bond markets and Reliant's reasonable access to those markets for the specified period of time. In light of the recent events and the resultant severe disruption of financial markets, the Commission finds that Reliant has not had reasonable access to fully functional capital markets for the 15 months granted in the Financing Order.

        The Commission has taken official notice of the attack on, and subsequent destruction of, buildings in the World Trade Center in New York, the related disruption of financial markets, and the actions of other governmental entities which were taken in

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                                  ORDER                                   Page 2


an attempt to accommodate and facilitate the orderly continuation of business. Additionally, the Commission has consulted with its financial advisor about the impact of these events on Reliant's ability to access financial markets and issue bonds. In addition to the 5 day delay caused by the immediate disruption of the financial markets, it is apparent that Reliant must now repeat many of the steps related to bond issuance which had already been completed, or were substantially complete, when the markets were disrupted. These steps include consulting with rating agencies to determine whether preliminary ratings of the proposed bonds will be allowed to stand, engaging in marketing and pricing activities, and submission of an issuance advice letter for Commission review. Further, settlement activities relating to the issuance may take longer than normal

        But for the recent events in New York, the 15-month time period for issuing bonds specified in the Financing Order would have expired on September 17, 2001. As a result of those events, however, it is the Commission's judgment that the 15-month period will not expire for an addition 30 business days, on October 31, 2001.

        The Commission finds that it is proper to issue this order in an expedited manner pursuant to P.U.C. Proc.R. 22.78(c). Further, for the reasons discussed above, Reliant's request for extension of time is dismissed without prejudice.

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                                  ORDER                                   Page 3


          SIGNED AT AUSTIN, TEXAS on the 18/th/ day of September 2001.


                                PUBLIC UTILITY COMMISSION OF TEXAS


                                   Max Yzaguirre
                              --------------------------------------
                              MAX YZAGUIRRE, CHAIRMAN

                                   Brett A. Perlman
                              --------------------------------------
                              BRETT A. PERLMAN, COMMISSIONER


                                   Rebecca Klein
                              --------------------------------------
                              REBECCA KLEIN, COMMISSIONER